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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement of Specialty Laboratories, Inc. pertaining to the Specialty Laboratories, Inc. 2000 Stock Incentive Plan and Specialty Laboratories, Inc. 2000 Employee Stock Purchase Plan (Form S-8 No. 333-52348) of our report dated January 30, 2002 (except for Note 14, as to which the date is February 28, 2002), with respect to the consolidated financial statements and schedule of Specialty Laboratories, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ ERNST & YOUNG
Los Angeles, California March 8, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS